CONSENT OF ACA GROUP

We consent to the references to our firm in Footnote 1 to the table “U.S. Equity Composite Performance Returns For Years Ended December 31” under the caption “Historical Investment Returns of the Adviser’s U.S. Equity Strategy Composite” in the Prospectus dated January 28, 2024, and included in this Post-Effective Amendment No. 113 to the Registration Statement (Form N-1A, File No. 333-173080) of Advisers Investment Trust (the “Registration Statement”).

/s/ Joseph Smith
Senior Counsel

January 24, 2024